SECOND AMENDED AND RESTATED DISTRIBUTION PLAN

CLASS A, AX, C, CX, INVESTOR CLASS, R AND RX SHARES

(REIMBURSEMENT)

1. Each Delaware statutory trust listed on Schedule A (individually a “Trust” and collectively, the “Trusts”), severally, on behalf of each of its series portfolios listed on Schedule A (each a “Fund” and collectively, the “Funds”), has selected Invesco Distributors, Inc. (“IDI”) to provide distribution-related services on behalf of and for the classes of shares listed on Schedule A (each a “Class” and collectively, the “Classes”) of which the Trust is the issuer (the “Shares”), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”), according to the terms of this Second Amended and Restated Distribution Plan (the “Plan”). The Plan has been approved by a majority of the Board of Trustees of each Trust (the “Board”), including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan. This Plan amends and restates each prior plan for the Shares of each Trust covered by this Plan as well as all related agreements and service plans attached to a prior plan. All asset based fees and service fees reimbursable under any prior plan shall be reimbursable under this Plan.

2. A Trust, on behalf of a Fund, is authorized to reimburse IDI or others for expenses (subject to the limitations described below) incurred by IDI or others in the promotion and distribution of the Shares of the Fund, as well as for shareholder services provided for existing shareholders of the Fund. Distribution expenses may include, but are not limited to, printing and distributing prospectuses and reports used for sales purposes, preparing and distributing sales literature (and any related expenses), advertisements, and other distribution-related expenses; certain promotional distribution charges paid to broker-dealer firms or others, or for participation in certain distribution channels (otherwise referred to as marketing support), including business planning assistance, advertising, educating dealer personnel about the Fund and shareholder financial planning needs, placement on dealers’ lists of offered funds, access to sales meetings, sales representatives and management representatives of dealers, participation in and/or presentation at conferences or seminars, sales or training programs for invited registered representatives and other employees, client and investor events and other dealer sponsored events, and ticket charges; or payment of dealer commissions and wholesaler compensation in connection with sales of certain Fund’s Class A and AX Shares exceeding a certain amount set forth in the prospectus for such Fund (for which the Fund imposes no sales charge). Except as noted on Schedule A, distribution expenses may also include overhead expenses. Shareholder service expenses are expenses for personal service and/or maintenance of accounts and may include, but are not limited to, the expenses of assisting in establishing and maintaining customer accounts and records, assisting with purchase and redemption requests, arranging for bank wires, monitoring dividend payments from the Fund on behalf of customers, forwarding certain shareholder communications from the Fund to customers, receiving and answering correspondence, and aiding in maintaining the investment of their respective customers in the Fund. Agreements for the payment by IDI of distribution and service fees to securities dealers or their firms or others shall be in a form which has been approved from time to time by the Board of a Trust, including the Independent Trustees.

3. The maximum amount which may be reimbursed by the Trust, on behalf of the Fund, to IDI or others pursuant to Paragraph 2 herein shall be the applicable percentage per annum of the average daily net assets of the respective Class of the Fund set forth on Schedule A. Said reimbursement shall be made monthly by the Fund to IDI or others within 10 days after the close of each month. Reimbursement expenses for Investor Class shares shall be computed over a rolling twelve-month period.

4. In no event shall the aggregate asset-based sales charges which include payments specified in paragraphs 2 and 3, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to the Rule 2830(d) of the Conduct Rules of the Financial Industry Regulatory Authority or any successor thereto.

5. No provision of this Plan shall be interpreted to prohibit any payments by a Trust with respect to the Shares of a Fund during periods when the Fund has suspended or otherwise limited sales of such Shares.

6. IDI shall furnish to the Board, for its review, on a quarterly basis, a written report of the monies reimbursed to it and to others under the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan in order to enable the Board to make an informed determination of whether the Plan should be continued.

7. The Plan, and any agreements related to this Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements.

8. The Plan may be terminated at any time in whole or with respect to Shares of any Class or Fund by vote of a majority of the Independent Trustees, or by vote a majority of the outstanding voting securities of the Fund or any Class voting separately as and to the extent required by the Act and the rules thereunder, including Rule 18f-3(a)(3). Termination of the Plan with respect to any Shares of any Class or Fund will not terminate the Plan with respect to Shares of any other Class or Fund that is not terminated.

9. Any agreement related to this Plan:

(a)	may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and

(b)	will automatically terminate in the event of its assignment (as defined in the Act).

10. The Plan may not be amended to increase materially the amount to be spent with respect to Shares of any Class or Fund for distribution pursuant to Paragraph 3 hereof without approval by a majority of a the Class’s or Fund’s outstanding voting securities (as and to the extent voting separately is required by the Act and the rules thereunder, including Rule 18f-3(a)(3)).

11. All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

12. So long as the Plan is in effect, the Board shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the Act, including that the selection and nomination of the Trust’s Independent Trustees shall be committed to the discretion of such incumbent Independent Trustees.

13. This Plan and the policies of the respective Trust adopted hereby are not binding upon any of the Trustees or shareholders of a Trust.

SCHEDULE A

Reimbursement Plan

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Franchise Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco California Tax-Free Income Fund	Class A Class C	0.25 0.50	% %	0.25 0.25	% %	0.25 0.75	% %

Invesco Equally-Weighted S & P 500 Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Equity and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Growth and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Pennsylvania Tax Free Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco S & P 500 Index Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Discovery Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Equity Funds (Invesco Equity Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Diversified Dividend Fund	Investor Class	0.25%		0.25%		0.25	%p

AIM Growth Series (Invesco Growth Series)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Balanced-Risk Retirement Now Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2020 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2030 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2040 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2050 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Convertible Securities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Growth Fund	Investor Class	0.25%		0.25%		0.25	%p

Invesco U.S. Mortgage Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM International Mutual Funds (Invesco International Mutual Funds)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco European Growth Fund	Investor Class	0.25%		0.25%		0.25	%p

AIM Investment Funds (Invesco Investment Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Pacific Growth Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Corporate Bond Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco High Yield Fund	Investor Class	0.25%		0.25%		0.25	%p

Invesco Money Market Fund	Class AX Class CX	0.15 0.65	% %	0.15 0.25	% %	0.15 0.90	% %

Invesco Real Estate Fund	Investor Class	0.25%		0.25%		0.25	%p

Invesco U.S. Government Fund	Investor Class	0.25%		0.25%		0.25	%p

AIM Sector Funds (Invesco Sector Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Value Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Comstock Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Mid Cap Growth Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Small Cap Value Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Technology Fund	Investor Class	0.25%		0.25%		0.25	%p

Invesco Technology Sector Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Value Opportunities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco High Yield Municipal Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Intermediate Term Municipal Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Municipal Income Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %

Invesco New York Tax Free Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Notes

*	Distribution Amounts may also include Asset Based Sales Charges.
p	IDI may not be reimbursed for overhead expenses (overhead expenses defined as customary overhead not including the costs of IDI’s personnel whose primary responsibilities involve marketing the Funds).